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                                                                      EXHIBIT 15

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

March 21, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Cleco Corporation
          Registration Statement on Form S-3

     We are aware that our reports dated April 21, 1999 and July 23, 1999 on our reviews of interim financial information of Cleco Utility Group Inc., formerly known as and successor to Cleco Corporation, for the three-month periods ended March 31, 1999 and 1998 and for the six-month periods ended June 30, 1999 and 1998, respectively, and our report dated November 2, 1999 on our review of interim financial information of Cleco Corporation for the nine-month periods ended September 30, 1999 and 1998 included in Cleco's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


PricewaterhouseCoopers LLP
New Orleans, Louisiana